Exhibit 10.3

EVP Global Sales Compensation Plan

Plan Elements	Recommendation

Base Salary	$300,000

Incentive Target $	$300,000

Total Target Annual Comp	The EXECSIP is based on performance against two financial metrics in 2012. The metrics are annual Revenue and Global EBITDA (the EBITDA target is the same as is set for other Executives in the SGA MIP)

2012 Targets	Revenue $[***] (80% weighting) EBITDA $[***] (20% weighting)

Incentive Payments	Incentive payments will be made on an annual basis; performance is tied to year end results

2012 Potential Payment Outcomes – EVP Global Sales

	Actual Revenue
	Target - $94.9MM	Target - $69.9MM	Target - $44.9MM	Target - $19.9MM	Target	Target + $25MM	Target + $50MM	Target + $75MM
Target - $19.9MM	$0	$0	$0	$0	$0	$0	$0	$0
Target - $12.9MM	$0	$0	$0	$0	$0	$0	$0	$0
Target - $11MM	$0	$175,978	$200,978	$225,978	$275,978	$367,978	$459,978	$551,978
Target - $5.5MM	$0	$187,989	$212,989	$237,989	$287,989	$379,989	$471,989	$563,989
Target	$0	$200,000	$225,000	$250,000	$300,000	$392,000	$484,000	$576,000
Target + $5.1MM	$0	$211,137	$236,137	$261,137	$311,137	$403,137	$495,137	$587,137
Target + $11MM	$0	$224,022	$249,022	$274,022	$324,022	$416,022	$508,022	$600,000

Over target revenue of $[***] each $1M of additional revenue, bonus will increase by [***]% of revenue increase to a maximum of a $600,000 total bonus.